Exhibit 99.1

FOR IMMEDIATE RELEASE

Creative Realities and Wireless Ronin Technologies Announce Definitive Merger Agreement

Combined entity to offer global retailers a unique, one-stop technology marketing solution to improve the in-
store shopping experience and drive both brand equity and sales growth

NEW YORK, NY and MINNEAPOLIS, MN — June 26, 2014 – Creative Realities, LLC (“Creative Realities” or the “Company”), a leader in the marketing technology arena, and Wireless Ronin Technologies, Inc. (OTCQB: RNIN) (“Wireless Ronin”), a leading marketing technologies solutions provider, today announced they have entered into a definitive merger agreement. Upon closing of the proposed transaction, the two companies will be combined into a publicly traded company focused on providing its blue-chip client base with innovative marketing technology solutions that improve the shopping experience for retailers, venue operators and the respective brands they partner with.

Under the terms of the agreement, Creative Realities will merge into a subsidiary of Wireless Ronin, with the sole equity holder of Creative Realities (which is an affiliate of Pegasus Capital), receiving approximately 58.5% of the outstanding shares of Wireless Ronin common stock, calculated on a modified fully-diluted basis, including the shares of common stock to be issued in connection with Wireless Ronin’s pending merger with Broadcast International Inc. (“Broadcast”), and warrants to acquire an additional 1.5% of Wireless Ronin’s common stock. The board of directors of both companies has approved the merger. Paul Price, currently Chief Executive Officer (“CEO”) of Creative Realities, will assume the role of CEO of the combined company and Scott Koller, currently CEO of Wireless Ronin, will become President. Upon consummation of the merger, the board of directors of the combined company will have five members, with three members designated by Creative Realities and two members designated by Wireless Ronin.

Commenting on today’s announcement, Paul Price stated, “This is a very exciting time for our company and an incredible opportunity for our customers and partners. Over the past decade, we have focused on differentiating ourselves by providing our customers with a single-source solution for improving the shopping experience through marketing technologies. As a result, we have significantly expanded our customer base and today, represent many of the world’s most recognized retailers, venues and brands.”

Price continued, “The union of Creative Realities and Wireless Ronin will further strengthen our technology platform and together, we will be more equipped to help our customers drive the in-store engagement, with the end goal being, increased sales. Furthermore, we believe that by combining our resources, we will be the only company capable of helping clients go from the planning and design phase to deployment and ongoing maintenance of the marketing technology experience, all sourced from under one roof.”

Creative Realities, founded in 1998 with headquarters in New York, NY and its operation center in Fairfield, NJ, is a well-known and trusted marketing technology company providing solutions to enhance the 21st century shopping experience. The Company provides a suite of tools and services for retailers, venue operators and their brand partners. Among the new Company’s customers will be Adidas, Adspace, Aramark, Calvin Klein, Chrysler, KFC, Macy’s, Nestle, Rite Aid, Sunglass Hut, and many more. Using the latest innovations in sensor, display, networking, software and mobile technologies, Creative Realities helps marketers improve their store and brand experience by acting as an agnostic systems designer, deployer and manager of these and other technologies.

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Scott W. Koller, President and CEO of Wireless Ronin stated, “This merger brings together two industry leaders with highly complementary technology, talent and customers. Our creative services team, coupled with our content management platform, has helped many of the largest marketers maximize their top- and bottom-lines. When I look at the synergies between our offerings and those from Creative Realities, I am excited with the powerful combination. We are both focused on improving the shopping experience through various marketing technologies and this merger holds great opportunities for continued growth with our customers, while at the same time, providing them with a complete suite of services from a single source.”

Alec Machiels, Partner with Pegasus Capital stated, “Creative Realities has been one of our fastest growing portfolio companies in recent years, led by experienced management who share a unique vision of the future of marketing technologies. Under Paul’s leadership, they have expanded into new geographies and markets, leveraging technology to help the world’s largest retailers and brands. This merger makes strategic sense, as both companies have similar market approaches, but differentiated technologies and skills. We see opportunities to capture immediate revenue streams and also realize incremental cost savings due to synergies within their respective businesses. With the rapidly expanding rise of mobile devices and other technologies, it is increasingly important for marketers to have one partner that can help drive engaged customer experiences across all channels and platforms. We believe the combination of these two businesses will make this vision a reality.”

Consummation of the proposed merger is subject to various conditions, including the completion of Wireless Ronin’s currently pending merger with Broadcast. Subject to the satisfaction of such conditions, the merger is expected to be consummated in July 2014. There can be no assurance that the conditions to the merger will be satisfied or that the merger will be completed.

Wireless Ronin will file with the Securities and Exchange Commission (the “SEC”) a report on Form 8-K regarding the proposed merger, which will include the merger agreement. All parties desiring details regarding the proposed merger are urged to review these documents, which will be available at the SEC’s website (http://www.sec.gov).

Mr. Price concluded, “We want to provide our customers with more affordable, flexible and reliable technology, while creating engaging in-store experiences to differentiate brick-and-mortar retail from online competition. We will help our customers use the latest innovations in software, display, sensor and mobile technologies; staying ahead of the industry by leveraging our scale, buying power and creative experiences. We win when our customers win and we will always remain laser focused on exceeding customers’ needs.”

About Creative Realities
Creative Realities (www.cri.com) helps retailers and brands use the latest technologies to improve the shopping experience. Founded 16 years ago, the firm's evolving client base has led to recognized leadership in marketing technology, consulting, design, consulting and deployment. The firm has worked with brands such as Footlocker, Bank of America, Calvin Klein, Macy’s, Sunglass Hut, Nike and 7-Eleven, among other Global Fortune 500 companies, to design, build and manage marketing technology experiences that drive business results. Creative Realities is a Pegasus Capital company with offices in New York and Fairfield, NJ.

About Wireless Ronin Technologies
Wireless Ronin Technologies, Inc. (OTCQB: RNIN) (WRT) is a pioneering marketing technologies company. WRT combines interactive digital media — signage, kiosks, mobile, social media and web — to create 360-degree solutions so companies will be “Communicating at Life Speed®” to deliver the right content at the right place at the right time. WRT’s turnkey approach includes strategic consulting, creative development, installation, hosting, training and support. Since launching its cloud-based RoninCast® content management platform in 2003, WRT has become the leading digital marketing provider for large-scale deployments in retail, automotive, food service and public venues. The Company is headquartered in Minneapolis, Minnesota. For more information about Wireless Ronin, visit www.wirelessronin.com.

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Forward-Looking Statements

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect managements’ present expectations and estimates regarding the expected benefits of the proposed merger, management plans relating to the proposed merger, the expected timing of the completion of the merger, the parties’ ability to complete the merger considering the various closing conditions, operating efficiencies, increased revenue opportunities, potential new markets, cost savings and the ability of the combined company to effectively compete in a highly competitive market. Nevertheless, and despite the fact that managements’ expectation and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable actual results from the potential transaction are subject to future risks and uncertainties, any of which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: the adequacy of funds for future operations; estimates of future expenses, revenue and profitability; the pace at which the combined company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; the impact of the combined company’s financial condition upon customer and prospective customer relationships, the impact of losing one or more senior executives or failing to attract additional key personnel; the parties’ ability to meet expectations regarding the timing and completion of the merger; and operating costs, customer loss and business disruption may be greater than expected following the merger. These and other risk factors are discussed in Wireless Ronin’s recent Annual Report on Form 10-K filed with the SEC.

Company Contact:	Media Contact:
Glenn Wiener	Jay Morakis
GW Communications	GW Communications
Tel: 212-786-6011	Tel: 212-266-0191
Email: gwiener@GWCco.com	Email: jmorakis@GWCco.com

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